                                                                    EXHIBIT (21)

                          SUBSIDIARIES OF THE COMPANY

    PacifiCorp Group Holdings Company, a wholly-owned subsidiary of the Company and a Delaware corporation, has the following subsidiaries:

                                                        APPROXIMATE             STATE OR
                                                         PERCENTAGE         JURISDICTION OF
                                                         OF VOTING          INCORPORATION OR
NAME OF SUBSIDIARY                                    SECURITIES OWNED        ORGANIZATION
--------------------------------------------------  --------------------   ------------------
PacifiCorp Financial Services, Inc................           100%                Oregon
  Pacific Harbor Capital, Inc.....................           100%               Delaware
PacifiCorp International Group Holdings Company...           100%                Oregon
  Pan Pacific Global Corporation..................           100%                Oregon
      PacifiCorp Australia LLC....................            80%*               Oregon
        PacifiCorp Australia Holdings Pty. Ltd....           100%              Australia
            Powercor Australia Limited............           100%              Australia
  Eastern Investment Company......................           100%                Oregon

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*   Remaining 20% owned by Eastern Investment Company.

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